Exhibit 10.58

Agreement to Extend the Lease of an Unprotected Leased Premises of

January 16, 2017

Which was written and signed on January 21st, 2018

By and between:	Green Power Ye. Ym Ltd. Co. no. 514876952
13 Gad Feinstein St, Rehovot
(hereinafter the “Company”)

Of the first part;

And:	SciVac Ltd. Co. no. 513679555
13 Gad Feinstein St. Rehovot
P.O. Box 580 7610303
(hereinafter the “Tenant”)

Of the second part;

Whereas:	On November 5th, 2013 Ayalot Investments (Ramat Vered) 1994 Ltd. and Sharda Ltd. (hereinafter collectively referred to as the “Original Lessor”) signed a Main Lease Agreement including all appendixes thereof with the Company with respect to the leased premises (the Main Lease Agreement including all appendixes thereof shall be referred to hereinafter as the “Main Lease Agreement”);

And whereas:	A Sub- Lease Agreement including all appendixes thereof was signed between the Company and the Tenant (hereinafter the lease agreement and all of its appendixes shall be hereafter referred to as the “Sub- Lease Agreement”) with respect to the leased premises, from January 16th, 2017 till January 22nd, 2018 for a period of twelve (12) months (hereinafter the “Original Sub- Lease Period”);

And whereas:	It was agreed by and between the parties that the Tenant will be given an Option to extend the sub- lease period for an additional period of twelve (12) additional months, under the same terms and conditions as were agreed upon in the original sub- lease period (hereinafter the “Option”);

And whereas:	The Tenant wishes to exercise the Option granted to him and the Company agrees to this, all in accordance with the terms set forth in the Sub- Lease Agreement and subject to the changes set forth in this agreement hereafter;

Therefore it is agreed, declared and stipulated by and between the parties as follows:

1.	The preamble of this addendum and its appendixes thereof constitute an integral part hereof.

2.	The terms used in this addendum shall have the meaning assigned to in the original Sub- Lease Agreement.

3.	The provisions in this addendum amends and changes the Sub- Lease Agreement only in sections and/or provisions that shall be amended and/or added in this addendum. The sections that will be amended and/or added will prevail over the provisions in the Sub- Lease Agreement. The other terms of the Sub- Lease Agreement will apply in full, without any change to the lease of the leased premises.

4.	It is hereby agreed that the lease term in the leased premises will be extended for an additional period of twelve (12) additional months which will begin on the 23rd of January 2018 and it will end on the 22nd of January 2019 (hereinafter the “Additional Lease Period” or the “Option Exercise Period”), in accordance with the Option in the Sub- Lease Agreement.

5.	The rent will include all current payments that are required by virtue of the Main Lease Agreement and the Sub- Lease Agreement including however not limited to, the management fees, municipal taxes, water and electricity, that will be in the amount of twenty- five thousand NIS (25,000) per month in addition to VAT (hereinafter the “Rent”). Notwithstanding the aforesaid, in a month in which the consumption of electricity in the leased premises is greater than one thousand five hundred NIS (1,500) the Tenant shall pay the Company the difference.

6.	Upon signing this agreement the Tenant will deliver to the Company four (4) checks each in the amount of seventy five thousand NIS (75,000) in addition to VAT.

7.	It is agreed by and between the parties that in the event of a delay in payment of the rent to the Company, provided that written notice was given to the Company, twenty- one (21) days in advance, during which the debt was not paid, the Tenant will pay to the Company liquidated damages in the amount of ten thousand NIS (10,000). This compensation will not derogate from any other remedy to which the Company will be entitled for this delay.

8.	Except for the modifications specified above, the entire provisions set forth in the Sub- Lease Agreement shall apply, mutantis mutandis, and this addendum shall be deemed as part of the Sub-Lease Agreement for all intents and purposes with respect to the Additional Lease Period.

And in witness hereof the parties are hereby undersigned:

Avi Mazaltov General Manager	Green Power Ye. Ym Ltd.
Scivac Ltd.	Co. no.514876952
/s/ Avi Maxaltov	/s/ Green Power Ye. Ym Ltd.
The Tenant	The Company